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                                          EXHIBIT 4 - Certificate of Designation
                                                      for the Preferred Stock
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                                                                  CONFORMED COPY



                                Tyco Toys, Inc.


                 CERTIFICATE OF DESIGNATION OF SERIES B VOTING
                    CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                 SETTING FORTH THE POWERS, PREFERENCES, RIGHTS,
          QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES
                               OF PREFERRED STOCK

           Tyco Toys, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the "Delaware Code"), does HEREBY CERTIFY:

           That, pursuant to authority conferred by Article V of the Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has adopted a resolution providing for the issuance of a series of Preferred Stock consisting initially of 47,619 shares, plus any additional shares if and to the extent additional shares are to be issued in respect of accrued dividends, designated "Series B Convertible Exchangeable Preferred Stock", which resolution is as follows:

           RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board") of Tyco Toys, Inc., a Delaware corporation (the "Corporation"), by Article V of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), the Board does hereby create, provide for and approve a series of Preferred Stock, par value $.10 per share
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     (herein called "Preferred Stock"), of the Corporation to be designated
     "Series B Voting Convertible Exchangeable Preferred Stock" (such series being herein called the "Convertible Exchangeable Preferred Stock"), consisting of 47,619 shares (plus any additional shares if and to the extent that additional shares are to be issued in respect of accrued dividends) of the presently authorized but unissued shares of Preferred Stock, and that in connection therewith, and pursuant to the authority granted to the Board under Section 1 of Article VI of the Restated Certificate, the maximum number of directors of the Corporation shall be and hereby is increased to seventeen (17), and to the extent that the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Convertible Exchangeable Preferred Stock are not stated and expressed in the Restated Certificate, does hereby fix and herein state and express such designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as follows (all terms used herein which are defined in the Restated Certificate shall have the meaning provided in said Restated Certificate):


           Section 1.  Dividends.

              (a) The holders of shares of Convertible Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative dividends on the shares of Convertible Exchangeable Preferred Stock at the rate of 6% of the liquidation preference per share per year (subject to increase during the continuance of a Restriction Event as provided in Section 5 hereof),
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     payable quarterly on the 15th day of each of January, April, July and
     October, respectively (each, a "Quarterly Dividend Payment Date"), commencing July 15, 1994 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday), in each year with respect to the quarterly dividend period (or portion thereof) ending on such Quarterly Dividend Payment Date. Such dividends shall be payable,
     (i) at the option of the Corporation, on any Quarterly Dividend Payment Date until and including the Quarterly Dividend Payment Date on April 15, 1996, in cash or in additional shares of Convertible Exchangeable
     Preferred Stock and (ii) thereafter, in cash. Dividends payable in additional shares of Convertible Exchangeable Preferred Stock shall be paid at the rate of one share of Convertible Exchangeable Preferred Stock (or fraction thereof) for each $1,050.00 of dividends not paid in cash
     (and except that the Corporation may pay cash in lieu of any fractional shares). The amount of dividends payable per share of Convertible Exchangeable Preferred Stock for each quarterly dividend period shall be computed by dividing the annual amount by
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     four.  The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on a pro-rata basis, based on the number of days elapsed.

              (b) On each Quarterly Dividend Payment Date all dividends which shall have accrued on each share of Convertible Exchangeable Preferred Stock outstanding on such date shall accumulate and shall be deemed to have become due. Additional dividends shall be paid to reflect amounts equivalent to interest on accrued but unpaid dividends at the rate of 6.00% per annum (subject to increase during the continuance of a Restriction Event as provided in Section 5 hereof) from the Quarterly Dividend Payment Date with respect to which such dividend was not paid until the date such dividend is paid (whether in cash or, if permitted in accordance with Section 1(a), in additional shares of Convertible Exchangeable Preferred Stock).

              (c) No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to any distribution of assets other than by way of dividends to the Convertible Exchangeable Preferred Stock, shall be
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     paid, or declared and set apart for payment by the Corporation, and no purchase, redemption or other acquisition shall be made by the Corporation or any of its subsidiaries of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or as to any distribution of assets other than by way of dividends to the Convertible Exchangeable Preferred Stock (the "Junior Stock") unless and until all accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Convertible Exchangeable Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Convertible Exchangeable Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Exchangeable
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     Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Convertible Exchangeable Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set aside for payment upon shares of Convertible Exchangeable Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Convertible Exchangeable Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Exchangeable Preferred Stock and the Parity Dividend Stock bear to each other.

              (d) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Preferred Stock or its issued shares of Preferred Stock held in its
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     treasury, or both, for the purpose of paying accrued dividends in the form of additional shares of Convertible Exchangeable Preferred Stock, the full number of shares of Convertible Exchangeable Preferred Stock issuable if all dividends from such time through and including the Quarterly Dividend Payment Date on April 15, 1996, were paid in additional shares at the rate that would apply if a Restriction Event had occurred and was continuing, which number as of the date hereof is 7,090.

           Section 2.  Voting Rights.

           In addition to any voting rights provided by law and the rights set forth in Section 5, the holders of shares of Convertible Exchangeable Preferred Stock shall have the following voting rights:

              (a) So long as the Convertible Exchangeable Preferred Stock is outstanding, each share of Convertible Exchangeable Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Convertible Exchangeable Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings
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     of the stockholders of the Corporation.  With respect to any such vote, each share of Convertible Exchangeable Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of capital stock of the Corporation into which such share of Convertible Exchangeable Preferred Stock is convertible on the record date for such vote.

              (b) So long as any shares of Convertible Exchangeable Preferred Stock are outstanding, subject to the provisions of Section 275(c) of the Delaware Code, the Corporation shall not, without consent of the holders of at least a majority of the number of shares of Convertible Exchangeable Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, enter into any plan of complete liquidation or dissolution or otherwise effect the voluntary liquidation, dissolution or winding up of the Corporation unless, as a result of such liquidation, dissolution or winding-up, the liquidation preference on the Convertible Exchangeable Preferred Stock is satisfied in full pursuant to Section 6 herein.
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              (c)  Notwithstanding anything to the contrary in this Section 2, until such time as the waiting period (including any extensions) applicable to the acquisition of the Convertible Exchangeable Preferred Stock by the initial holders thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated, the holders of shares of Convertible Exchangeable Preferred Stock shall not have the right to vote for the election of directors of the Company.

              (d) Except as otherwise required by applicable law, the consent of a majority of the number of shares of Convertible Exchangeable Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, shall be necessary to amend or waive any provision of this Certificate of Designation.

           Section 3.  Conversion.

           At the option of the holder thereof and upon surrender thereof for conversion to the Corporation at the office of the Transfer Agent of the Corporation's Common Stock in the Borough of Manhattan, the City of New York, each share of Convertible Exchangeable
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     Preferred Stock shall be convertible at any time (or if such share is called or surrendered for redemption, then in respect of such share to and including, but not after, the close of business on the redemption date, unless the Corporation shall default in the payment of the redemption price, in which case such right shall not terminate at such time and date) into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) obtained by dividing $1,050.00 by the Conversion Price (as defined below) in effect at such time. The "Conversion Price" shall mean and be $10.00, subject to adjustment from time to time by the Corporation as follows:

              (a) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Exchangeable Preferred Stock are outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of its capital
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     stock (each such transaction being called a "Stock Transaction"), then and in each such case, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of a share of Convertible Exchangeable Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such Stock Transaction shall be entitled to receive upon conversion the number of such shares of Common Stock or other capital stock of the Corporation that he would have owned or been entitled to receive after the happening of such event had such share of Convertible Exchangeable Preferred Stock been converted immediately prior to such record date (or, if no record date, the effective date). Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of Convertible Exchangeable Preferred Stock converted between such record date and the date of the happening of any such event.

              (b)(i) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Exchangeable Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than (x) pursuant to any right or warrant
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     to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (y) pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement but excluding any employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (an "ESOP"), whether presently existing or to be established in the future, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, and (z) as provided in paragraph (a) of this Section 3) for a consideration having a Fair Market Value (as defined below) on the date of such issuance, sale or exchange that is less than the Market Price (as defined below) of such shares on the date of such issuance, sale or exchange, then and in each case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction (which shall not be greater than 1), the numerator of which shall be the sum of (x) the Current Market Price per share of Common Stock as of the trading day immediately preceding the date of the public announcement of the actual terms (including the
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     pricing terms) of such issuance, sale or exchange (or if there is no such public announcement prior to the effective date of such issuance, sale or exchange, such effective date) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (y) the aggregate Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Current Market Price per share of Common Stock referred to in the immediately preceding clause (x) multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. For purposes of the preceding sentence, the aggregate consideration receivable by the Corporation in connection with the issuance, sale or exchange of shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such shares.

              (ii) In the event the Corporation shall, at any time or from time to time while any shares of
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     Convertible Exchangeable Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) (other than (x) any issuance, sale or exchange to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), and (y) pursuant to any employee or director incentive or benefit plan or arrangement (excluding any ESOP), of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted), for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such rights or warrants on the date of such issuance, sale or exchange, then and in each case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction (which shall not be greater than 1), the numerator of which shall be the sum of (a) the Current Market Price per share of Common Stock as of the trading date immediately preceding the date of the public announcement of the actual terms (including the price terms) of such issuance, sale or
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     exchange (or if there is no such public announcement prior to the effective date of such issuance, sale or exchange, such effective date) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (b) the aggregate Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant, and the denominator of which shall be the sum of (i) the Current Market Price per share of Common Stock referred to in the preceding clause (a) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (ii) the aggregate Fair Market Value of such rights or warrants at the time of such issuance. For the purposes of the preceding sentence, the aggregate consideration receivable by the Corporation in connection with the issuance, sale or exchange of any such right or warrant shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such rights or warrants.
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              (c)  In the event the Corporation or any of its subsidiaries shall, at any time or from time to time while any shares of Convertible Exchangeable Preferred Stock are outstanding, repurchase or redeem any of the Corporation's outstanding capital stock at a premium over the average Market Price per share on the trading day immediately preceding such repurchase or redemption (a "Repurchase"), then and in the case of each Repurchase the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such repurchase or redemption multiplied by (y) the average Market Price per share of Common Stock on the five trading days immediately following the consummation of such Repurchase minus (ii) the aggregate purchase price of the Repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding immediately before such Repurchase minus the number of shares of Common Stock repurchased or redeemed by the Corporation multiplied by (y) the average Market Price per share of Common Stock on such five trading days
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     referred to in the preceding clause (i)(y); provided, however, that the conversion price shall not be so adjusted with respect to (i) any Repurchase of the Convertible Exchangeable Preferred Stock pursuant to
     Section 6 or 7 hereof.

              (d) In the event the Corporation shall at any time or from time to time while any shares of Convertible Exchangeable Preferred Stock are outstanding, declare and pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or distribution or evidences of indebtedness of the Corporation or any other person) on its Common Stock, other than (A) regular quarterly dividends payable in cash (it being understood that the failure to pay a regular quarterly dividend for one or more quarters shall not affect the treatment of any other dividend as a regular quarterly dividend), (B) shares of Common Stock for which an adjustment is made under paragraph (a) of this
     Section 3 or (C) any other dividend or distribution on the Corporation's Common Stock if in conjunction with such other dividend or
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     distribution the Corporation declares and makes (or pays) a dividend or distribution on each share of Convertible Exchangeable Preferred Stock which is the same as the dividend or distribution that would have been made or paid with respect to such share of Convertible Exchangeable Preferred Stock had such share been converted into shares of Common Stock immediately prior to the record date for any such dividend or distribution on the Corporation's Common Stock, then, and in each such case, an appropriate adjustment to the Conversion Price shall be made by multiplying the Conversion Price in effect immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock as of the fifth business day preceding such record date less the Fair Market Value per share of Common Stock of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Convertible Exchangeable Preferred Stock) and the denominator of which shall be the Current Market Price per share of
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     Common Stock as of the fifth business day preceding such record date;
     provided, however, that in the event of a distribution of shares of capital stock of a subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the Current Market Price per share of Common Stock as of the 30th trading day after the effective date of such Spin-Off and the denominator of which shall be the sum of the Current Market Price per share of Common Stock as of such 30th trading day and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock as of such 30th trading day. Notwithstanding the foregoing, no adjustment shall be made with respect to any distribution of rights or warrants to purchase securities of the Corporation if the holder of shares of Convertible Exchangeable Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Convertible Exchangeable Preferred Stock into Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be
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     treated for purposes of this Section as a dividend on Common Stock.  An adjustment made pursuant to this paragraph (d) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the second preceding sentence applies, then such adjustment shall be made and be effective as of such 30th trading day after the effective date of such Spin-Off.

              (e) For the purposes of any computation under paragraphs (a) through (d) of this Section 3, the following definitions shall apply:

              (i) "Closing Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York
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           Stock Exchange--Composite Transactions Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices of such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof. If the Common Stock or other class of capital stock or security in question is not publicly held, or so listed, or publicly traded, "Closing Price" shall mean the Fair Market Value thereof.
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              (ii)  "Current Market Price" per share of Common Stock as of any date shall be deemed to be the average of the daily Closing Prices per share for the 10 consecutive trading days ending on and including the day in question.

              (iii) "Fair Market Value" of any consideration other than cash or of any securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof.

              (iv) "Market Price" per share at any date shall be the Closing Price on the specified date; provided, that, in the case of the issuance, sale or exchange of shares of Common Stock pursuant to paragraph (b) of this Section 3 that are not registered under the Securities Act of 1933 Market Price shall be reduced by an amount, if any (as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good
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           faith by the Board of Directors of the Corporation or a committee thereof), to compensate for the fact that such shares are not so registered, and in making such determination any registration rights granted by the Company shall be taken into account.

              (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest one-hundredth of a share.

              (g) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any share of Convertible Exchangeable Preferred Stock. If the conversion thereof results in a fraction, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock (as defined above) as of the conversion date shall be paid to such holder in cash by the Corporation.
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              (h)  In the event of any capital reorganization (other than a capital reorganization covered by paragraph (d) of this Section 3) or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (a) of this Section 3), or in case of any merger, consolidation or other corporate combination of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Convertible Exchangeable Preferred Stock shall continue to remain outstanding if the Corporation is the Surviving Person (as defined below) of such Transaction, and shall be subject to all the provisions of the Certificate of Designation of Series B Convertible Exchangeable Preferred Stock which embodies this resolution, as in effect prior to such Transaction (including, without limitation, the provisions of Section 4 hereof if such Transaction also constitutes a Change of Control (as hereinafter defined)), or if the Corporation is not the Surviving Person in such Transaction, then each holder of shares of Convertible
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     Exchangeable Preferred Stock may elect (which election shall be made within twenty days of the Transaction) to either (1) have Section 4 hereof be applicable to such holder's shares of Convertible Exchangeable Preferred Stock or (2) if the consideration to be received by stockholders of the Corporation in the Transaction does not consist entirely of cash, have each share of Convertible Exchangeable Preferred Stock be exchanged for a new series of senior preferred stock of the Surviving Person, or in the case of a Surviving Person other than a corporation, comparable securities of such Surviving Person, in either case having economic terms as nearly equivalent as possible to, and with the same voting and other rights as, the Convertible Exchangeable Preferred Stock (including the right to convert into Survivor Common Stock); provided, however that, at the option of the holder of any shares of Convertible Exchangeable Preferred Stock (which election shall be made within such twenty days), each share of Convertible Exchangeable Preferred Stock then outstanding or deemed to be outstanding, as the case may be, shall entitle the holder thereof to receive, upon presentation of the certificate therefor to the Surviving Person subsequent to the consummation of such
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     Transaction the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Exchangeable Preferred Stock was convertible immediately prior to such Transaction; provided, further, that if in connection with the Transaction a tender or exchange offer shall have been made and there shall have been acquired pursuant thereto more than 50% of the outstanding shares of Common Stock, and if the holder of shares of Convertible Exchangeable Preferred Stock so designates in the notice given to the Corporation which specifies such holder's selection of this alternative, such holder of such shares shall be entitled to receive upon conversion thereof, the amount of securities or other property to which such holder would actually have been entitled as a holder of shares of Common Stock if such holder had converted such shares of Convertible Exchangeable Preferred Stock prior to the expiration of such tender or exchange offer and accepted such offer and had sold therein the percentage of all the shares of Common Stock issuable upon conversion of its shares of Convertible Exchangeable Preferred Stock equal to the percentage of shares of the then outstanding Common Stock so purchased in the tender or exchange offer, with the remaining portion of its shares of Convertible Exchangeable Preferred Stock thereafter being convertible into the amount of securities or other property to which such holder would actually have been entitled upon the consummation of the Transaction as a holder of shares of Common Sock if such holder had converted such shares of Convertible Exchangeable Preferred Stock immediately prior to such Transaction (subject to adjustments from and after the consummation of the Transaction as nearly equivalent as possible to the adjustments provided for in this Section 3). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the holders of shares of Convertible Exchangeable Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Convertible Exchangeable Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Convertible Exchangeable Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors in good faith shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 3 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

           Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, (i) proper provision is made to ensure that the holders of shares of Convertible Exchangeable Preferred Stock will be entitled to receive the benefits afforded by this paragraph (h) of Section 3, and (ii) if, following the Transaction, one or more entities other than the Corporation shall be required to deliver securities or other property upon the conversion of the Convertible Exchangeable Preferred Stock, such entity or entities shall assume, by written instrument delivered to each holder of shares of Convertible Exchangeable Preferred Stock, if such shares are held by 10 or fewer holders or group of affiliated holders, or to each Transfer Agent for the shares of Convertible Exchangeable Preferred Stock, if such shares are held by a greater number of holders, the obligation to deliver to such holder the amounts in cash to which, in accordance with the foregoing provisions, such holder is entitled.

           For purposes of this paragraph (h) of Section 3, the following terms shall have the meanings as described to them below:

              (i) "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Exchangeable Preferred Stock or Common Stock of the Corporation is exchanged, converted or reclassified into the securities of any other Person or cash or any other property.

              (ii) "Survivor Common Stock" with respect to any Person shall mean shares of such Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person provided, however; that if (x) the shares of such class or series are not (or upon consummation of such Transaction will not be) listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system, and
     (y) the Surviving Person is a direct or indirect subsidiary of a Qualified Person, the Survivor Common Stock shall be the common stock (or equivalent equity securities referred to in the definition of "Qualified Person") of such Qualified Person.

               (iii) "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, is a solvent corporation or other entity organized under the laws of any state of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system.

             (iv) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

              (v) "Current Market Price" shall have the meaning set forth in paragraph (e) of this Section 3.

              (i) In case at any time or from time to time, the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock of, or shall offer for subscription pro rata to the holders of its Common Stock, any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or merger, consolidation or other corporate combination of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up the Corporation, then, in any one or more of said cases the Corporation shall give written notice at the same time as, or as soon as practicable after, such event is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock, but in any event at least 10 days prior to the record date for such event specified below (the time of mailing of such notice shall be deemed to be the time of delivery thereof) to the registered holders of the Convertible Exchangeable Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (x) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (y) such reorganization, reclassification, merger, consolidation, corporate combination, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, corporate combination, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be, as well as the conversion price and the number of shares into which each share of Convertible Exchangeable Preferred Stock may be converted at such time. Failure to give such notice shall not invalidate any action so taken.

              (j) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Convertible Exchangeable Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Exchangeable Preferred Stock not theretofore converted. For purposes of this Section 3(j), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Exchangeable Preferred Stock shall be computed as if at the time of computation all outstanding shares of

     Convertible Exchangeable Preferred Stock were held by a single holder.

              Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Convertible Exchangeable Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

              (k) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Convertible Exchangeable Preferred Stock pursuant hereto.

              (l) Upon any adjustment of the Conversion Price, then, and in each such case, the Corporation shall promptly deliver to the transfer agent of the Convertible Exchangeable Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant

     Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment. The Corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Convertible Exchangeable Preferred Stock at the address of each holder as shown on the books of the Corporation maintained by the transfer agent thereof, which notice shall state the Conversion Price then in effect, as adjusted, and shall set forth in reasonable detail the method of calculation of the same and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Convertible Exchangeable Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 3(i).

           Section 4.  Change of Control.

           (a)(i) In the event that any Change of Control (as hereinafter defined) shall occur at any time and from time to time while any shares of Convertible Preferred Stock are outstanding, each holder of Convertible Exchangeable

Preferred Stock shall have the right to give notice that it is exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holder's shares of Convertible Exchangeable Preferred Stock, during the period (the "Exercise Period") beginning on the 30th day and ending on the 180th day after the date of such Change of Control. Upon any such election, the Corporation shall either, at its option, (x) redeem each such holder's shares for which such an election is made, out of funds lawfully available therefor, at the redemption price set forth below or (y) adjust the conversion price as provided herein; provided, however, that the Corporation shall choose the same option for all holders giving a Change of Control Election and the Corporation shall be entitled to choose the option set forth in the preceding clause (y) only if the circumstances set forth in the first sentence of Section 4(a)(ii) are then satisfied. If such holders' shares are to be redeemed, the redemption price shall be a per share price equal to the sum of (A) the applicable redemption price per share (expressed as a percentage of the liquidation preference) set forth below, plus (B) an amount equal to all accrued and unpaid dividends to the date of purchase of such holder's shares by the Corporation together with any additional dividends pursuant to Section 1(b).

                                                                              37

               Redemption Period                      Redemption
               -----------------                      ----------
                                                         Price
                                                         -----
April 15, 1994, through April 14, 1995                   106.00%
April 15, 1995, through April 14, 1996                   105.40%
April 15, 1996, through April 14, 1997                   104.80%
April 15, 1997, through April 14, 1998                   104.20%
April 15, 1998, through April 14, 1999                   103.60%
April 15, 1999, through April 14, 2000                   103.00%
April 15, 2000, through April 14, 2001                   102.40%
April 15, 2001, through April 14, 2002                   101.80%
April 15, 2002, through April 14, 2003                   101.20%
April 15, 2003, through April 14, 2004                   100.60%

           (a)(ii) In the event that any Change of Control shall occur at any time when any shares of Convertible Exchangeable Preferred Stock are outstanding, the circumstances under which the Corporation may elect the option set forth in Section 4(a)(i)(y) are that the redemption (or the obligation of the Corporation to effect such redemption) of all or any such shares pursuant to Section 4(a)(i)(x) would constitute a breach of the Company's obligations under Section 4.09 of the Indenture dated as of August 15, 1992, between the Company, certain of its subsidiaries and Bankers Trust, as Trustee, as supplemented by a Supplemental Indenture dated October 17,

1992, and a Second Supplemental Indenture dated June 8, 1993 (but without giving effect to any other amendment thereto), and compliance therewith has not been waived or the failure of the Corporation to be able to exercise such option would cause the Shares not to be deemed to be Qualified Capital Stock as defined therein. If the Company elects to adjust the Conversion Price as set forth in Section (4)(a)(i)(y), then the Conversion Price in effect immediately prior to the effective date of the Change of Control (the "Change of Control Date") shall be decreased (but not increased) so as to equal the product of (1) .70 and (2) the lowest Current Market Price as of any date during the period (the "Initial Measurement Period") beginning on the date (which shall not be earlier than six months prior to the Change of Control Date) on which the first public announcement is made that a transaction constituting a Change of Control has occurred or of the intention of any person to effect such a transaction (the "Announcement Date") and ending on the date which is ten days after the Change of Control Date. The Corporation shall make such election on or prior to the end of the Initial Measurement Period, and such adjustment shall become effective immediately after the end of the Initial Measurement Period; provided, that further adjustments shall be made successively for six months after the Change of

Control Date in the event and at the time of any decrease in the Current Market Price as of any date after the end of the Initial Measurement Period and through the end of the six months following the Change of Control Date; provided, however, that no such successive adjustment shall be made with respect to the Conversion Price of any Convertible Exchangeable Preferred Stock that have been converted or redeemed prior to the event giving rise to such adjustment.

           (b) As used herein, "Change of Control" shall mean:

           (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (the "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such action by (x) the Corporation or any of its subsidiaries, (y) any Purchaser (as defined in Section 5) or (z) any corporation or other entity with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (or if another entity, more than 50% of the equivalent controlling interests) is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

           (ii) consummation of a reorganization, merger or consolidation involving the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of at least 80% of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not or will not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

           (iii) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions; or

           (iv) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

           (c) On or before the fourteenth day after a Change of Control, the Corporation shall mail to all holders of record of the Convertible Exchangeable Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation as of such date, a notice disclosing (i) the Change of Control, (ii) if applicable, the redemption price per share of the Convertible Exchangeable Preferred Stock applicable hereunder and (iii) if applicable, its election to adjust the Conversion Price in lieu of redeeming the Convertible Exchangeable Preferred Stock and the initial adjustment thereto and the procedure which the holder must follow to exercise the redemption right provided above. The Corporation shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, New York. To exercise such redemption right, if applicable, a holder of the Convertible Exchangeable Preferred Stock must deliver during the Exercise Period written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder's exercise of such redemption right, and, to be valid, any such notice of exercise must be accompanied by each certificate evidencing shares of the Convertible Exchangeable Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer. On or prior to the fifth business day after receipt of such written notice, the Corporation shall accept for payment all shares of Convertible Exchangeable Preferred Stock properly surrendered to the Corporation (or an agent designated by the Corporation for such purpose) during the Exercise Period for redemption in connection with the valid exercise of such redemption right and shall cause payment to be made in cash for such shares of Convertible Exchangeable Preferred Stock.

           (d) In the event of any Change of Control, proper provision shall be made to ensure that the holders of shares of Convertible Exchangeable Preferred Stock will be entitled to receive the benefits afforded by this Section 4; provided, however, that in the event of any Change of Control effected with the Corporation's consent, such provision to ensure the benefits of this Section 4 shall be made prior to such Change of Control. If, following the Change of Control, one or more entities other than the Corporation shall be required to deliver securities or other property upon the conversion of the Convertible Exchangeable Preferred Stock, such entity or entities shall assume, by written instrument delivered to each holder of shares of Convertible Exchangeable Preferred Stock, if such shares are held by 10 or fewer holders or group of affiliated holders, or to each Transfer Agent for the shares of Convertible Exchangeable Preferred Stock, if such shares are held by a greater number of holders, the obligation to deliver to such holder the amounts in cash to which, in accordance with the foregoing provisions, such holder is entitled.

           Section 5.  Certain Restrictions.

           (a)  In case of the happening of any of the following events
("Restriction Events"):   (i) the Corporation breaches in any material respect
(x) any of its obligations under Section 6(j) or 6(k) of the Stock Purchase Agreement dated as of April 15, 1994, among the Corporation and Corporate Partners, L.P., Corporate Offshore Partners, L.P. the State Board of Administration of Florida (such three entities collectively, the "Purchasers") and Corporate Advisors, L.P. (the "Stock Purchase Agreement"),
(y) any of its obligations under Section 6(d), 6(e), 6(f), 6(i), 6(l) or 6(m) of the Stock Purchase Agreement and such breach shall have continued for ten days after notice thereof by any holder or (z) any of its other obligations under the Stock Purchase Agreement or any of its obligations under the Registration Rights Agreement and such breach shall have continued for twenty days after notice thereof by any holder; (ii) any quarterly dividend (or additional dividends thereon, if any) payable on the Convertible Exchangeable Preferred Stock as provided in this Certificate is not paid when due; or (iii) the Corporation shall not have redeemed any shares of the Convertible Exchangeable Preferred Stock when required pursuant to this Certificate, then, until such breach is cured or until such dividends are paid or until such redemption occurs: (x) the dividend rate payable pursuant to Section 1(a) hereof shall be 7% per year of the liquidation preference of each share of Convertible Exchangeable Preferred Stock per year and the equivalent interest rate payable as additional dividends pursuant to Section 1(b) shall be increased to 7.00% per annum; (y) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and the holders of the outstanding Convertible Exchangeable Preferred Stock shall have the exclusive right, voting separately and as a class, to elect two additional directors of the Corporation, and the remaining directors of the Corporation shall be elected by the other class or classes of stock entitled to vote therefor (including the Convertible Exchangeable Preferred Stock in accordance with paragraphs (a) and (b) of
Section 2), also voting separately as a class, at each meeting of the stockholders held for the purpose of electing directors, provided, that, if at such time there are fewer than 2,381 shares of Convertible Exchangeable Preferred Stock then outstanding this clause (y) shall not be applicable; and
(z) the Corporation shall not:

              (1) declare or pay dividends on, or make any other distributions of cash, properties or securities of the Corporation on or with respect to any shares of capital stock ranking junior (either as to dividends or as to any distribution of assets other than by way of dividends) to the Convertible Exchangeable Preferred Stock;

              (2) redeem or purchase or otherwise acquire for consideration (or make any sinking fund, purchase fund or other similar payments in respect
     of) any shares of capital stock ranking (either as to dividends or as to any distribution of assets other than by way of dividends) junior to, or on parity with, the Convertible Exchangeable Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of capital stock ranking on parity with the Convertible Exchangeable Preferred Stock in exchange for shares of any capital stock ranking junior to the Convertible Exchangeable Preferred Stock, or permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to this Section 5, purchase such shares at such time and in such manner;

              (3) make or permit to remain outstanding after such time when pursuant to its terms such loan or advance would be due any loan or advance (including any guarantee of a loan or advance by a third party) by the Corporation or a subsidiary to any person who beneficially owns any capital stock ranking junior

     (either as to dividends or as to any distribution of assets other than by way of dividends) to the Convertible Exchangeable Preferred Stock, or any affiliate or associate of such Person; or

              (4) without the consent of the holders of at least a majority of the number of shares of the Convertible Exchangeable Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, redeem or purchase or otherwise acquire for consideration or offer to redeem, purchase or acquire for consideration any shares of Convertible Exchangeable Preferred Stock except as provided in Section 4 and Section 7;

provided, that if at such time there are fewer than 2,381 shares of Convertible Exchangeable Preferred Stock outstanding, this clause (z) shall be applicable only in the case of a Restriction Event described above in clause (ii) or (iii) of this sentence.

           (b) The foregoing right of the holders of the Convertible Exchangeable Preferred Stock with respect to the election of two directors may be exercised initially by written consent or at any special meeting of holders of the Convertible Exchangeable Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such right terminates as provided herein. If the right to elect directors shall have accrued to the holders of the Convertible Exchangeable Preferred Stock more than 90 days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least ten percent (10%) of the Convertible Exchangeable Preferred Stock then outstanding, call a special meeting of the holders of the Convertible Exchangeable Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors. At any such meeting, the presence in person or by proxy of the holders of shares representing more than 50% in voting power of the then outstanding shares of Convertible Exchangeable Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. At such time as all arrears in dividends on the Convertible Exchangeable Preferred Stock shall have been paid and dividends thereon for the current dividend period shall have been paid or declared and set apart for payment, the mandatory redemption obligation (if then due) shall have been satisfied in full or all necessary funds for the satisfaction of such redemption obligation have been set apart for payment, all breaches of the Stock Purchase Agreement shall have been cured and no other Restriction Events shall be continuing, the right of the Convertible Exchangeable Preferred Stock to vote for directors as provided in this Section 5 (but not any voting rights set forth in Section 2) shall terminate and the term of office of any director(s) then in office who were elected by the Convertible Exchangeable Preferred Stock pursuant to this
Section 5 shall terminate.

              In case any vacancy shall occur among the directors elected by the holders of shares of Convertible Exchangeable Preferred Stock, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if both directors so elected by the holders of Convertible Exchangeable Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Convertible Exchangeable Preferred Stock then outstanding and entitled to vote for such directors may, by written consent or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

           Section 6.  Liquidation Preference.

           In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Exchangeable Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, together with any additional dividends pursuant to Section 1(b), and a sum equal to $1,050.00 per share, and no more. Such payments shall be made before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the

Convertible Exchangeable Preferred Stock (the "Junior Liquidation Stock"). The entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Convertible Exchange Preferred Stock and any other class or series of the Corporation's capital stock now existing or which may hereafter be created having parity as to liquidation rights with the Convertible Exchangeable Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to an extent of such preferential amounts). Neither a consolidation, merger or other business combination of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6 (unless in connection therewith the liquidation of the Corporation is specifically approved).

           Section 7.  Optional and Mandatory Redemption.

           (a) Except as provided in Section 9, the Corporation may not redeem the Convertible Exchangeable Preferred Stock prior to April 15, 1997.

           (b) The Corporation, at its option, may at any time on and after April 15, 1997, and prior to April 15,

1998, redeem the Convertible Exchangeable Preferred Stock in whole or in part, at a cash redemption price per share equal to 105.25% of the liquidation preference, (provided that the Corporation simultaneously declares and pays all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid thereon pro rata to the date fixed for redemption, together with any additional dividends pursuant to Section 1(b)) if the daily Closing Price (as defined in
Section 3(c)) per share of the Common Stock for any 20 consecutive trading day period that ends at any time during the period commencing on or after April 15, 1997, and ending prior to April 15, 1998, is greater than or equal to 175% of the then current Conversion Price.

           (c) The Corporation, at its option, may at any time on and after April 15, 1998, and prior to April 15, 1999, redeem the Convertible Exchangeable Preferred Stock in whole or in part, at a cash redemption price per share equal to 104.50% of the liquidation preference, provided that the Corporation simultaneously declares and pays in cash all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid thereon, pro rata to the date fixed for redemption, together with any additional dividends pursuant to Section 1(b), if the daily Closing Price per share of the Common Stock for any 20 consecutive trading day period that ends at any time during the period commencing on or after April 15, 1998, and ending prior to April 15, 1999, is greater than or equal to 150% of the then current Conversion Price.

           (d) The Corporation, at its option, may at any time on and after April 15, 1999, redeem the Convertible Exchangeable Preferred Stock in whole or in part at the applicable cash redemption prices per share (expressed as a percentage of the liquidation preference) set forth below:

             Redemption Period                       Redemption Price
             -----------------                       ----------------
April 15, 1999, through April 14, 2000                   103.75%

April 15, 2000, through April 14, 2001                   103.00%

April 15, 2001, through April 14, 2002                   102.25%

April 15, 2002, through April 14, 2003                   101.50%

April 15, 2003, through April 14, 2004                   100.75%


provided that the Corporation simultaneously declares and pays in cash all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid thereon, pro rata to the date fixed for redemption together with any additional dividends pursuant to Section 1(b).

           (e) On April 15, 2004, the Corporation shall redeem all outstanding shares of Convertible Exchangeable

Preferred Stock at a redemption price equal to the liquidation preference per share, provided that the Corporation simultaneously declares and pays all accrued and unpaid dividends to and including the date of redemption, together with any additional dividends pursuant to Section 1(b). The redemption price shall be paid, at the Corporation's option, in cash or in shares of Common Stock. If the redemption price is paid in shares of Common Stock, each share of Common Stock shall be valued at the product of (1) .95 and (2) the average of the daily Closing Prices per share of the Common Stock for the 20 consecutive trading days immediately preceding the redemption date.

           (f) Not more than 30 nor less than 15 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Convertible Exchangeable Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall be irrevocable and shall specify the date fixed for redemption, the Redemption Price (or the method by which such price will be determined), whether such redemption price shall be paid in cash or in shares of Common Stock, the identification of the shares to be redeemed (if fewer than all the outstanding shares are to be redeemed), the place or places of payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Convertible Exchangeable Preferred Stock to be redeemed, that on and after the redemption date, dividends will cease to accrue on such shares, the then effective Conversion Price pursuant to Section 3 and that the right of holders to convert shares called for redemption shall terminate at the close of business on the redemption date (unless the Corporation defaults in the payment of the Redemption Price).

           (g) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Exchangeable Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice.

If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds (or shares of Common Stock) necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

           (h) In the event that any shares of Convertible Exchangeable Preferred Stock shall be converted into Common Stock pursuant to Section 3, then (i) the Corporation shall not have the right to redeem such shares and
(ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Convertible Exchangeable Preferred Stock on the record date for such dividends being so payable, to the extent set forth in Section 3 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related dividend payment date).

           (i) If fewer than all the shares outstanding are to be redeemed, the Corporation shall select the shares to be redeemed pro rata.

           Section 8.  Rank.

           All shares of Convertible Exchangeable Preferred Stock shall rank, both as to payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, prior to or pari passu with all classes and series of the Corporation's Preferred Stock, par value $.10 per share, and prior to all of the Corporation's now or hereafter issued Common Stock. The term "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation as the same exists at the date hereof or as such stock may be constituted from time to time, except that for the purpose of Section 3, the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either dividends or assets of the Corporation upon liquidation, dissolution or winding up, without limit as to the amount or percentage.

           Section 9.  Redemption by Exchange for Notes.

           (a) The shares of Convertible Exchangeable Preferred Stock are redeemable at the option of the Corporation, in whole but not in part, on any date, by exchanging such shares for the 6% Convertible Subordinated Notes due 2004 (the "Notes") of the Corporation, which shall be in substantially the form filed as an exhibit to the Stock Purchase Agreement dated April 15, 1994, among the Corporation and Corporate Partners, L.P., Corporate Offshore Partners, L.P., and the State Board of Administration of Florida, completed as set forth therein and with such changes as may be required by law. Holders of the outstanding shares of Convertible Exchangeable Preferred Stock will be entitled to receive a principal amount of the Notes equal to the liquidation preference of each share of Convertible Exchangeable Preferred Stock held by them at the time of exchange, and the Corporation shall simultaneously declare and pay in cash all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid to the date of such exchange.

           (b) Notwithstanding the foregoing, no such redemption by exchange of shares of Convertible Exchangeable Preferred Stock for Notes shall be made unless (a)(i) the Corporation shall not be in arrears with respect to the payment of any dividends (including cumulative dividends, if applicable) on Convertible Exchangeable Preferred Stock or on any shares of preferred stock of the Corporation ranking, as to dividends, prior to or on a parity with the Convertible Exchangeable Preferred Stock, and (ii) such exchange shall on such date not be prohibited by applicable law, and (b) on or prior to the date on which such exchange is to be made (i) the Notes shall have been executed and delivered by the Corporation and (ii) the holders of Convertible Exchangeable Preferred Stock shall have received an opinion of counsel to the Corporation dated such date, substantially to the following effect:

           (1) the Corporation has duly authorized the exercise of its right to redeem the Convertible Exchangeable Preferred Stock in exchange for the Notes and has exercised such option; (2) the Corporation has full corporate power and authority to issue and deliver the Notes; (3) the Notes constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles); (4) no consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by the Corporation in connection with the issuance of the Notes and the exchange of the Shares for the Notes, except such approvals (specified in such opinion) as have been obtained; and (5) the issuance of the Notes and the performance by the Corporation of its obligations thereunder and the exchange of the Shares for the Notes will not be in conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (w) the Restated Certificate of Incorporation or Bylaws of the Corporation in effect at the date of such opinion, (x) the certificate of incorporation or bylaws of any subsidiary of the Corporation, which conflict, breach or default is material to the Corporation and its subsidiaries taken as a whole, in effect at the date of such opinion, (y) any agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or (z) any statute, law or regulation known to such counsel and in effect at the date of such opinion to which the Corporation or any of its subsidiaries or any of their respective properties may be subject or any judgment, decree or order, known to such counsel, of any court or governmental agency or authority then in effect and applicable to the Corporation or any of its subsidiaries (which conflict, breach or default is, in the case of clauses
     (y) or (z), individually or in the aggregate, material to the Corporation and its subsidiaries taken as a whole).

           Upon such exchange, the rights of the holders of the Convertible Exchangeable Preferred Stock as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount in cash equal to the amount of accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock to the date of exchange, together with any additional dividends pursuant to Section 1(b), and the Notes), and the person or persons entitled to receive the Notes issuable upon such redemption and exchange shall be treated for all purposes as the registered holder or holders of such Notes.

           (d) The Corporation will mail to each holder of record of Convertible Exchangeable Preferred Stock, at such holder's last address as it shall appear upon the stock transfer books of the Corporation, written notice of its intention to redeem the shares of Convertible Exchangeable Preferred Stock by exchanging such Shares for the Notes not less than 15 nor more than 30 days prior to the exchange date. Such notice shall be irrevocable and shall state: (i) the exchange date; (ii) the place or places where certificates for such shares are to be surrendered for exchange for Notes; and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date. Upon surrender in accordance with said notice of the certificates for any shares to be exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Corporation will cause the Notes to be authenticated and issued in exchange for such shares of Convertible Exchangeable Preferred Stock and to be mailed to the holder of the shares of Convertible Exchangeable Preferred Stock at such holder's address of record or such other address as the holder shall specify upon such surrender of such certificates.

           (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect to the issue or delivery of Notes upon exchange of shares of Convertible Exchangeable Preferred Stock.

           Section 10. Exchange of Convertible Exchangeable Preferred Stock for Common Stock.

           (a)  Subject to and upon compliance with the provisions of this
Section 10, each share of Convertible Exchangeable Preferred Stock shall, at the option of the holder thereof, be exchangeable (but only if notice of such exchange is given by such holder during an Exchange Period (as defined below)) into that number of fully paid and nonassessable shares of Common Stock (calculated as to each exchange to the nearest 1/100 of a share) obtained by dividing $1,050.00 by the Exchange Price (as defined below) applicable to such exchange, provided that the Corporation simultaneously declares and pays all dividends accrued and unpaid on the Convertible Exchangeable Preferred Stock. In order to exercise the exchange privilege, the holder of one or more shares of Convertible Exchangeable Preferred Stock to be exchanged shall deliver an Exchange Notice to the Corporation stating its intent to effect such exchange, which Exchange Notice must be received by the Corporation during an Exchange Period and must specify an Exchange Date not more than 30 nor less than 10 business days after the date such notice is delivered, upon which Exchange Date such holder shall surrender such shares to the office maintained for such purpose by the Corporation.

           (b)  For purposes of this Section 10;

      (i) "Exchange Date" shall mean the date (which shall not be a Saturday, Sunday or legal holiday) specified in an Exchange Notice delivered to the Corporation upon which the conversion shall be effected, which date shall not be less than 10 and not more than 30 business days after the date such Exchange Notice is delivered to the Corporation.

     (ii) "Exchange Notice" shall mean a written notice delivered by a holder of Convertible Exchangeable Preferred Stock to the Corporation during an Exchange Period stating that such holder has elected to exchange the number of shares specified therein for shares of Common Stock and specifying the Exchange Date for such exchange. Such notice shall also state the name or names, together with the address or addresses, in which the certificates for shares of Common Stock which shall be issuable in such conversion shall be issued.

    (iii)  "Exchange Period" shall mean

           April 15 through April 29, 1999
           April 15 through April 29, 2000
           April 15 through April 29, 2001
           April 15 through April 29, 2002
           April 15 through April 29, 2003

    (iv) "Exchange Price" per share of Common Stock with respect to any exchange shall be deemed to be the average of the daily Closing Prices per share for the 20 consecutive trading days ending on the trading day immediately preceding the Exchange Date; provided, however, that the Exchange Price shall not be less than $5.00 per share (the "Minimum Exchange Price"); provided further, however, that if any of the events described in Section 3 hereof shall occur, then and in each such case, the Minimum Exchange Price in effect immediately prior thereto shall be appropriately adjusted in the same manner as the Conversion Price would be adjusted with respect to such event. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of Convertible Exchangeable Preferred Stock exchanged between such record date and the date of the happening of any such event.

           (c) Each exchange shall be deemed to have been effected immediately prior to the close of business on the

Exchange Date, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such exchange shall be at the Exchange Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Exchange Price in effect on the Exchange Date.

           (d) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exchange of Preferred Stock. If more than one share of Convertible Exchangeable Preferred Stock shall be surrendered for exchange at one time by the same holder the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate of $1,050.00 for each such share so surrendered. Instead of any fractional interest in a share of Common Stock which would otherwise be delivered upon the exchange of any shares of Convertible Exchangeable Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Exchange Price multiplied by the fractional interest (expressed as a percentage) that otherwise would have been deliverable upon conversion of such share.

           (e) If a holder of shares of Convertible Exchangeable Preferred Stock shall have delivered an Exchange Notice with respect to some or all of such holder's shares, the Corporation may, at its option, in lieu of issuing shares of Common Stock to such holder on the applicable Exchange Rate, redeem all but not less than all of the shares of Convertible Exchangeable Preferred Stock to be exchanged at a cash redemption price per share of Convertible Exchangeable Preferred Stock equal to the liquidation preference, provided that the Corporation simultaneously declares and pays in cash all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid thereon.

           (f) If the Corporation elects to redeem shares of Convertible Exchangeable Preferred Stock with respect to which an Exchange Notice shall have been herein delivered, the Corporation shall give notice to such holder by first class mail, postage prepaid, not less than 5 business days prior to the Exchange Date, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption (which shall be the Exchange Date), the redemption price, the place or places or payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Convertible Exchangeable Preferred Stock to be redeemed and that on and after the redemption date, dividends will cease to accrue on such shares.

           (g) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Exchangeable Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor) shall terminate.

           Section 11.  Notice.  All notices hereunder shall be in writing.

           IN WITNESS WHEREOF, Tyco Toys, Inc. has caused this Certificate to be signed and acknowledged by its Vice

Chairman and its corporate seal to be hereunto affixed and attested by the Secretary, this the 15th day of April, 1994.


                              TYCO TOYS, INC.


                              By  /s/ Harry J. Pearce
                                -----------------------
                                Name:  Harry J. Pearce
                                Title: Vice Chairman



Attest:  /s/ R. Michael Kennedy, Jr.
         ---------------------------
Name:    R. Michael Kennedy, Jr.
Title:   Secretary